UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 21, 2016

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ (Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 21, 2016, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), announced that it has hired Adam C. Peakes as Senior Vice President and Chief Financial Officer of the Company. The Company currently expects Mr. Peakes to commence his employment with the Company on or about January 23, 2017.

Since 2011, Mr. Peakes, age 43, has served as Managing Director and Head of OFS Investment Banking at Tudor, Pickering, Holt & Company. From 1999 to 2011, Mr. Peakes served in various capacities at Goldman Sachs & Company, most recently as Managing Director, Global Natural Resources – Investment Banking Division. Mr. Peakes received his undergraduate degree from Rice University in 1995 and received an MBA from Harvard University Graduate School of Business Administration in 2000.

There is no arrangement or understanding between Mr. Peakes and any other person pursuant to which Mr. Peakes was appointed to his position with the Company. There is no family relationship between Mr. Peakes and any director or executive officer of the Company. There are no transactions in which Mr. Peakes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Peakes’s appointment as an officer of the Company, the Company and Mr. Peakes have agreed that they will enter into an employment and guaranty agreement upon commencement of his employment. For more information regarding the Company’s current form of employment and guaranty agreement for our current executive officers, please read “2015 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the SEC on March 11, 2016.

Also in connection with Mr. Peakes’s appointment, the Compensation Committee of the Board of Directors authorized and approved awards to Mr. Peakes with a value of $1,600,000, consisting of a number of time-vested restricted stock units to be determined by reference to the fair market value of the shares of the Company on his date of hire, which will be granted on the effective date of his employment with the Company. The awards will be made under the Noble Corporation plc 2015 Omnibus Incentive Plan pursuant to award agreements to be entered into upon commencement of his employment.

Mr. Peakes will receive an annual salary at the rate of $450,000, commencing as of the effective date of his employment with the Company. Mr. Peakes is eligible to participate in the Noble Corporation Short Term Incentive Plan (“STIP”) at an annual target award level of 70% percent of his base salary. For additional information on the Company’s current STIP, please read “Executive Compensation — Compensation Discussion and Analysis” on pages 22 through 24 of the Company’s definitive proxy statement filed with the SEC on March 11, 2016.

Among his other responsibilities, Mr. Peakes will work closely with the Company’s newly-formed finance committee of its Board of Directors as the Company considers various options for optimizing its capital structure in the context of the current operating environment, which could include public or private debt offerings, debt refinancing or debt repurchases in open market purchases, privately negotiated transactions or otherwise.

Upon commencement of Mr. Peakes’s employment with the Company, Dennis J. Lubojacky will no longer serve as the principal financial officer of the Company.

Item 7.01. Regulation FD Disclosure.

On November 21, 2016, the Company issued a news release announcing that the Board of Directors had appointed Adam C. Peakes as Senior Vice President and Chief Financial Officer of the Company. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be published in the “Newsroom” area on the Company’s web site at http://www.noblecorp.com.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the news release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of Noble Corporation plc, dated as of November 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: November 21, 2016	By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Chief Financial Officer, Vice President, Controller and Treasurer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of Noble Corporation plc, dated as of November 21, 2016.